UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor
Dallas, Texas 75201	75201

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     As previously disclosed, MoneyGram International, Inc., a Delaware corporation (the “Company”), certain affiliates and co-investors of Thomas H. Lee Partners, L.P. (collectively, the “THL Investors”), as the holders of all of the Company’s Series B Participating Convertible Preferred Stock (the “Series B Preferred Stock”), and affiliates of Goldman, Sachs & Co. (collectively, the “GS Investors”), as the holders of all of the Company’s Series B-1 Participating Convertible Preferred Stock, are parties to the Recapitalization Agreement, dated as of March 7, 2011 (the “Recapitalization Agreement), providing for the recapitalization of the Company (the “Recapitalization”).
     On May 4, 2011, the Company, the THL Investors and the GS Investors entered into an amendment to the Recapitalization Agreement (the “Amendment”). The Amendment amends the Recapitalization Agreement to (i) modify the stockholder vote required for approval of the Recapitalization to require the affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any THL Investor or GS Investor or any executive officer or director of the Company) rather than the majority of such shares present in person or by proxy at the special meeting of the Company’s stockholders called for the purpose of approving the Recapitalization and (ii) provide that the closing condition with respect to the receipt of the requisite stockholder approvals may not be waived or amended by the Company or any THL Investor or GS Investor.
     The Recapitalization remains subject to the satisfaction or waiver of the closing conditions as set forth in the Recapitalization Agreement, as amended by the Amendment.
     The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
About MoneyGram International, Inc.
MoneyGram International, Inc. is a leading global payment services company. The Company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. The Company is a New York Stock Exchange listed company with 233,000 global money transfer agent locations in 191 countries and territories. For more information, visit the Company’s website at www.moneygram.com.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1
Amendment No. 1 to Recapitalization Agreement, dated as of May 4, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and Goldman, Sachs & Co. and certain of its affiliates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
	By:	/s/ James E. Shields
		Name:	James E. Shields
Date: May 6, 2011		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Amendment No. 1 to Recapitalization Agreement, dated as of May 4, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and Goldman, Sachs & Co. and certain of its affiliates.